A/01
2146640

State of California

OFFICE OF THE SECRETARY OF STATE

SECRETARY OF STATE

I, *BILL JONES*, Secretary of State of the State of California, hereby certify:

That the attached transcript of 1 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

THE GREAT SEAL OF THE STATE OF CALIFORNIA
EUREKA

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

SEP 13 1999

Bill Jones

Secretary of State

Sec/State Form CE-107 (rev. 9/98)

OSP 98 13524

ENDORSED - FILED
IN THE OFFICE OF THE
SECRETARY OF STATE
OF THE STATE OF CALIFORNIA

SEP - 9 1999

JILL JONES, SECRETARY OF STATE

2146640

ARTICLES OF INCORPORATION
OF
STELLAR BIOTECHNOLOGIES, INC.

ONE: The name of this Corporation is Stellar Biotechnologies, Inc.

TWO: The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE: The name and address in this state of the Corporation's initial agent for service of process is John McMullen, 1700 Callas Court, Oxnard, California 93035.

FOUR: The total number of shares which the Corporation is authorized to issue is ten thousand (10,000).

FIVE: The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. This Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Corporation and its shareholders through Bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

Dated: September 7, 1999

JOHN McMULLEN
Sole Incorporator

I declare that I am the person who executed the above Articles of Incorporation and such instrument is my act and deed.

JOHN McMULLEN

OFFICE OF THE SECRETARY OF STATE